Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Investment Management and Other Services - Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 27, 2026, and each included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A, File No. 333-283849) of E*TRADE Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 24, 2025, with respect to the financial statements and financial highlights of E*TRADE No Fee Large Cap Index Fund, E*TRADE No Fee Total Market Index Fund, E*TRADE No Fee International Index Fund, E*TRADE No Fee Municipal Bond Index Fund and E*TRADE No Fee U.S. Bond Index Fund (five of the funds comprising E*TRADE Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2026